Exhibit 99.1

FOR IMMEDIATE RELEASE

TORNIER REITERATES FOURTH QUARTER AND FULL YEAR 2012 REVENUE GUIDANCE

Full Financial Results Available on February 21, 2013

Company to Present at J.P. Morgan Healthcare Conference on January 7, 2013

AMSTERDAM, The Netherlands, January 7, 2013 – Tornier N.V. (NASDAQ: TRNX), a global medical device company focused on providing surgical solutions to orthopaedic extremity specialists, reiterated today that it expects revenue for the fourth quarter and full year of 2012 to be in the range $75.8 to $78.8 million and $274.0 to $277.0 million, respectively, consistent with the Company’s revenue guidance issued on November 5, 2012.

Tornier plans to report its full financial results and provide more detail for its fourth quarter of 2012 and full year of 2012, as well as to issue 2013 guidance after the market close on Thursday, February 21, 2013, to be followed by its quarterly conference call at 4:30 p.m. eastern time that day.

Tornier also announced today that the Company’s presentation at the J.P. Morgan Healthcare Conference is scheduled for 11:30 a.m. pacific time on January 7, 2013.

Forward-Looking Statements

Statements contained in this release that relate to future, not past, events are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations of future events and often can be identified by words such as “expects,” “anticipates,” “plans,” “projects,” “intends,” “will,” “may,” “believes,” “could,” “would,” “continue,” “preliminary,” “guidance,” “future,” other words of similar meaning or the use of future dates. Examples of forward-looking statements in this release include Tornier’s expected revenue results for the fourth quarter of 2012 and the full year of 2012 and the timing of Tornier’s full financial results for the fourth quarter of 2012 and the full year of 2012. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause Tornier’s actual results to be materially different than those expressed in or implied by Tornier’s forward-looking statements. For Tornier, such uncertainties and risks include, among others, Tornier’s operating results and financial performance for the fourth quarter of 2012 and full year of 2012 and future operating results and financial performance, fluctuations in foreign currency exchange rates, the effect of global economic conditions, the European sovereign debt crisis, and austerity measures, risks associated with Tornier’s international operations and expansion, risks associated with Tornier’s recent acquisition of OrthoHelix and the new credit facility agreement, the timing of regulatory approvals and introduction of new products, physician acceptance, endorsement, and use of new products; the effect of regulatory actions, changes in and adoption of reimbursement rates, potential product recalls, competitor activities, the effect of changes in Tornier’s distribution channels and the costs and effects of litigation and changes in tax and other legislation. More detailed information on these and other factors that could affect Tornier’s actual results are described in Tornier’s filings with the U.S. Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. Tornier undertakes no obligation to update its forward-looking statements.

About Tornier

Tornier is a global medical device company focused on serving extremities specialists who treat orthopaedic conditions of the shoulder, elbow, wrist, hand, ankle and foot. The Company’s broad offering of over 100 product lines includes joint replacement, trauma, sports medicine, and biologic products to treat the extremities, as well as joint replacement products for the hip and knee in certain international markets. Since its founding approximately 70 years ago, Tornier’s “Specialists Serving Specialists” philosophy has fostered a tradition of innovation, intense focus on surgeon education, and commitment to advancement of orthopaedic technology stemming from its close collaboration with orthopaedic surgeons and thought leaders throughout the world. For more information regarding Tornier, visit www.tornier.com.

Contact:

Shawn McCormick

Chief Financial Officer

952-426-7646

shawn.mccormick@tornier.com